Exhibit 99.1

Beacon Roofing Supply Reports Fourth Quarter and Fiscal Year 2018 Results

•	Record fourth quarter net sales of $1.9 billion (50% growth year-over-year)
•	Fourth quarter gross margins expanded by 40 bps vs. prior year to 25.4%; favorable price-cost performance for the 2nd consecutive quarter
•	Fourth quarter EPS of $0.54 vs. $0.73 in the prior year; Adjusted EPS of $1.07 vs. $1.06 in the prior year
•	Fourth quarter and fiscal year 2018 net income of $48.3 million ($84.1 million Adjusted) and $98.6 million ($206.7 million Adjusted)
•	Record fourth quarter and fiscal year 2018 Adjusted EBITDA of $178.3 million and $483.6 million, respectively

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (Nasdaq:BECN) (“Beacon” or the “Company”) announced results today for its fourth quarter and fiscal year ended September 30, 2018 (“2018” or “Fiscal 2018”).

Paul Isabella, the Company's President and Chief Executive Officer, stated: “Despite significant weather impacted top-line challenges, we are encouraged by our fourth quarter and Fiscal 2018 progress. Our acquisition of Allied Building Products propelled Beacon to record net sales and Adjusted EBITDA in 2018, and our combined footprint now reaches all 50 U.S. states and six Canadian provinces. Fiscal 2018 operating cash flow was our best year on record, exceeding 2017 by $224 million and more than four times greater than any other year in our history. Gross margins in the fourth quarter expanded by 40 bps to 25.4% vs. the prior year and price-cost performance was positive again this quarter. Synergies from the Allied acquisition are exceeding expectations. We will build upon these successes in 2019 by leveraging our 2,000 person salesforce and vast network of over 500 branches to drive top-line growth, supported by the ongoing expansion of our robust digital platform. By optimizing our service network and enabling our salesforce to better meet our customers’ needs, we are well positioned to help customers save time, manage their work more efficiently and enhance their businesses. The fundamentals of our industry remain unchanged, with demand heavily influenced by high repair and remodel content. I am confident and excited about Beacon’s future in 2019 and beyond.”

Fourth Quarter

Total sales increased 50.1% to a fourth quarter record of $1.94 billion, up from $1.29 billion in 2017. Residential roofing product sales increased 17.8%, non-residential roofing product sales increased 33.8% and complementary product sales increased 170.6% over the prior year. Existing markets sales, excluding acquisitions, decreased 5.6% for the quarter primarily due to weather related events. The fourth quarter of fiscal years 2018 and 2017 each had 63 business days.

Net income attributable to common shareholders for the fourth quarter was $42.3 million, compared to $45.1 million in 2017. Fourth quarter EPS was $0.54, compared to $0.73 in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the non-recurring effects of tax reform, was $84.1 million, compared to $65.8 million in 2017. Adjusted EPS was $1.07, compared to $1.06 in 2017. (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Fourth quarter results were positively impacted by price gains across all product lines and improved gross margin performance. Fourth quarter results were negatively impacted by existing market sales declines, higher operating costs, and an increase in interest expense and preferred dividend payments that were both primarily related to the acquisition of Allied.

Fiscal Year

Total sales increased 46.6% to an annual record of $6.42 billion, up from $4.38 billion in 2017. Residential roofing product sales increased 17.6%, non-residential roofing product sales increased 28.5% and complementary product sales increased 174.3% over the prior year. Existing markets sales, excluding acquisitions, increased 0.5% year to date. Fiscal years 2018 and 2017 each had 252 business days.

Net income attributable to common shareholders for the full-year was $80.6 million, compared to $100.9 million in 2017. 2018 EPS was $1.05, compared to $1.64 in 2017. Adjusted Net Income (Loss), after removing the impact of acquisition related costs and the net benefit from one-time tax items, was $206.7 million, compared to $164.5 million in 2017. 2018 Adjusted EPS was $2.70, compared to

$2.68 in 2017 (See included financial tables for a reconciliation of “Adjusted” financial measures to the most directly comparable GAAP financial measures). Fiscal year 2018 results were positively impacted by price gains across all product lines, improved gross margin performance, and beneficial tax adjustments. Fiscal year 2018 results were negatively impacted by higher operating expenses, an increase in interest expense and preferred dividend payments that were both primarily related to the acquisition of Allied.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Fourth Quarter 2018 Earnings Results Webcast and Conference Call
When	Monday, November 19, 2018
Time:	5:00 p.m. ET
Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)
Live Call:	720-634-9063; Conf. ID #8288416

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. ET start time.

Forward-Looking Statements:

This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating over 500 branches throughout all 50 states in the U.S. and 6 provinces in Canada.  To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3939
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2018[1]	% of Net Sales	2017[2]	% of Net Sales	2018[1]	% of Net Sales	2017[2]	% of Net Sales
Net sales	$1,935,756	100.0%	$1,289,868	100.0%	$6,418,311	100.0%	$4,376,670	100.0%
Cost of products sold	1,444,459	74.6%	967,227	75.0%	4,824,990	75.2%	3,300,731	75.4%
Gross profit	491,297	25.4%	322,641	25.0%	1,593,321	24.8%	1,075,939	24.6%
Operating expense:
Selling, general and administrative	328,658	17.0%	205,088	15.8%	1,187,192	18.5%	743,376	16.9%
Depreciation	18,678	1.0%	8,880	0.7%	60,318	0.9%	34,002	0.8%
Amortization	35,846	1.9%	21,349	1.7%	141,185	2.2%	82,465	1.9%
Total operating expense	383,182	19.9%	235,317	18.2%	1,388,695	21.6%	859,843	19.6%
Income (loss) from operations	108,115	5.5%	87,324	6.8%	204,626	3.2%	216,096	5.0%
Interest expense, financing costs, and other	37,058	1.9%	13,512	1.0%	136,544	2.1%	52,751	1.2%
Income (loss) before provision for income taxes	71,057	3.6%	73,812	5.8%	68,082	1.1%	163,345	3.8%
Provision for (benefit from) income taxes	22,747	1.2%	28,681	2.3%	(30,544)	(0.4%)	62,481	1.5%
Net income (loss)	48,310	2.4%	45,131	3.5%	98,626	1.5%	100,864	2.3%
Dividends on preferred shares[3]	6,000	0.3%	-	0.0%	18,000	0.2%	-	0.0%
Net income (loss) attributable to common shareholders	$42,310	2.1%	$45,131	3.5%	$80,626	1.3%	$100,864	2.3%

Weighted-average common stock outstanding:
Basic	68,119,406		60,861,950		68,012,879		60,315,648
Diluted	69,042,868		61,880,280		69,191,039		61,344,263

Net income (loss) per share[4]:
Basic	$0.54		$0.74		$1.07		$1.67
Diluted	$0.54		$0.73		$1.05		$1.64

[1]

The fourth quarter 2018 operating results include $10.6 million ($7.6 million, net of taxes) of non-recurring charges, $35.8 million ($25.8 million, net of taxes) of amortization for acquired intangibles, and $2.7 million ($2.0 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. Fiscal year 2018 operating results include $54.4 million ($38.7 million, net of taxes) of non-recurring charges, $141.2 million ($100.5 million, net of taxes) of amortization for acquired intangibles, and $24.8 million ($17.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. The three months and fiscal year ended September 30, 2018 also include net non-recurring tax provision of $0.3 million and tax benefit of $48.8 million, respectively. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[2]

The fourth quarter 2017 operating results include $11.0 million ($6.8 million, net of taxes) of non-recurring charges, $21.3 million ($13.1 million, net of taxes) of amortization for acquired intangibles, and $1.2 million ($0.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. Fiscal year 2017 operating results include $15.7 million ($9.7 million, net of taxes) of non-recurring charges, $82.5 million ($50.6 million, net of taxes) of amortization for acquired intangibles, and $5.4 million ($3.3 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to acquisitions. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[3]

For the three months ended September 30, 2018, $6.0 million is comprised of $5.0 million in undeclared cumulative preferred stock dividends as well as an additional $1.0 million of preferred stock dividends that had been declared and paid as of period end. For the fiscal year ended September 30, 2018, $18.0 million is comprised of $5.0 million in undeclared cumulative preferred stock dividends as well as an additional $13.0 million of preferred stock dividends that had been declared and paid as of period end.

[4]

Basic net income (loss) per share is calculated by dividing net income (loss) attributable to common shareholders by the weighted-average number of common shares outstanding during the period, without consideration for common share equivalents or the conversion of Preferred Stock. Common share equivalents consist of the incremental common shares issuable upon the exercise of stock options and vesting of restricted stock unit awards. Diluted net income (loss) per common share is calculated by dividing net income (loss) attributable to common shareholders by the fully diluted weighted-average number of common shares outstanding during the period.

The following table presents the components and calculations of basic and diluted net income (loss) per share for each period presented (in thousands, except share and per share amounts):

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$48,310	$45,131	$98,626	$100,864
Dividends on preferred shares	(6,000)	-	(18,000)	-
Net income (loss) attributable to common shareholders	$42,310	$45,131	$80,626	$100,864
Undistributed income allocated to participating securities	(5,271)	-	(7,742)	-
Net income (loss) attributable to common shareholders - basic and diluted	$37,039	$45,131	$72,884	$100,864

Weighted-average common shares outstanding - basic	68,119,406	60,861,950	68,012,879	60,315,648
Effect of common share equivalents	923,462	1,018,330	1,178,160	1,028,615
Weighted-average common shares outstanding - diluted	69,042,868	61,880,280	69,191,039	61,344,263

Net income (loss) per share - basic	$0.54	$0.74	$1.07	$1.67
Net income (loss) per share - diluted	$0.54	$0.73	$1.05	$1.64

BEACON ROOFING SUPPLY, INC.

Consolidated Balance Sheets

(In thousands)

	September 30,
	2018	2017
Assets
Current assets
Cash and cash equivalents	$129,927	$138,250
Accounts receivable, net	1,090,533	704,527
Inventories	936,047	551,924
Prepaid expenses and other current assets	244,360	209,138
Total current assets	2,400,867	1,603,839

Property and equipment, net	280,407	156,129
Goodwill	2,491,779	1,251,986
Intangibles, net	1,334,366	429,069
Other assets, net	1,243	8,534

Total Assets	$6,508,662	$3,449,557

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$880,872	$503,697
Accrued expenses	611,539	261,297
Current portion of long-term obligations	19,661	14,141
Total current liabilities	1,512,072	779,135

Borrowings under revolving lines of credit, net	92,442	3,205
Long-term debt, net	2,494,725	721,268
Deferred income taxes, net	106,994	138,383
Long-term obligations under equipment financing and other, net	13,639	23,213
Other long-term liabilities	5,290	2,547
Total liabilities	4,225,162	1,667,751

Commitments and contingencies

Convertible preferred stock	$399,195	$-

Stockholders' equity:
Common stock	681	677
Undesignated preferred stock	-	-
Additional paid-in capital	1,067,040	1,047,506
Retained earnings	833,834	748,186
Accumulated other comprehensive loss	(17,250)	(14,563)
Total stockholders' equity	1,884,305	1,781,806
Total Liabilities and Stockholders' Equity	$6,508,662	$3,449,557

BEACON ROOFING SUPPLY, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended September 30,
	2018	2017
Operating activities:
Net income (loss)	$98,626	$100,864
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	201,503	116,467
Stock-based compensation	16,473	15,071
Certain interest expense and other financing costs	17,338	10,497
Loss on debt extinguishment	1,248	-
Gain on sale of fixed assets	(1,294)	(839)
Deferred income taxes	(30,118)	393
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(45,093)	(60,185)
Inventories	(65,069)	(51,768)
Prepaid expenses and other assets	57,554	(44,208)
Accounts payable and accrued expenses	287,428	228,908
Other liabilities	785	-
Net cash provided by (used in) operating activities	539,381	315,200

Investing activities:
Purchases of property and equipment	(46,010)	(39,828)
Acquisition of businesses	(2,740,480)	(129,390)
Proceeds from sales of assets	2,149	2,233
Net cash provided by (used in) investing activities	(2,784,341)	(166,985)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	100,000	(369,102)
Borrowings under term loan, net of repayments	524,150	(4,500)
Borrowings under senior notes	1,300,000	-
Payment of debt issuance costs	(65,788)	(1,669)
Repayments under equipment financing facilities and other	(11,593)	(10,034)
Proceeds from issuance of convertible preferred stock	400,000	-
Proceeds from secondary offering of common stock	-	345,503
Payment of stock issuance costs	(1,279)	(14,684)
Payment of dividends on preferred stock	(12,978)	-
Proceeds from issuance of common stock related to equity awards	7,514	11,341
Taxes paid related to net share settlement of equity awards	(3,975)	(392)
Excess tax benefit from stock-based compensation	-	2,937
Net cash provided by (used in) financing activities	2,236,051	(40,600)

Effect of exchange rate changes on cash and cash equivalents	586	(751)

Net increase (decrease) in cash and cash equivalents	(8,323)	106,864
Cash and cash equivalents, beginning of period	138,250	31,386
Cash and cash equivalents, end of period	$129,927	$138,250

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Three Months Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$809,498	41.8%	$687,073	53.3%	$122,425	17.8%
Non-residential roofing products	493,438	25.5%	368,902	28.6%	124,536	33.8%
Complementary building products	632,820	32.7%	233,893	18.1%	398,927	170.6%
	$1,935,756	100.0%	$1,289,868	100.0%	$645,888	50.1%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$555,529	50.7%	$613,460	52.8%	$(57,931)	(9.4%)
Non-residential roofing products	334,653	30.5%	347,210	29.9%	(12,557)	(3.6%)
Complementary building products	206,362	18.8%	200,834	17.3%	5,528	2.8%
	$1,096,544	100.0%	$1,161,504	100.0%	$(64,960)	(5.6%)

Existing Market[1] Sales By Business Day[2]
	Three Months Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,818	50.7%	$9,737	52.8%	$(919)	(9.4%)
Non-residential roofing products	5,312	30.5%	5,511	29.9%	(199)	(3.6%)
Complementary building products	3,276	18.8%	3,188	17.3%	88	2.8%
	$17,406	100.0%	$18,436	100.0%	$(1,030)	(5.6%)
[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the fourth quarter of fiscal year 2018.
[2]	There were 63 business days in each of the quarters ended September 30, 2018 and 2017.

BEACON ROOFING SUPPLY, INC.

Consolidated Sales by Product Line

(In thousands)

Consolidated Sales by Product Line
	Year Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,798,756	43.6%	$2,380,435	54.4%	$418,321	17.6%
Non-residential roofing products	1,635,963	25.5%	1,273,153	29.1%	362,810	28.5%
Complementary building products	1,983,592	30.9%	723,082	16.5%	1,260,510	174.3%
	$6,418,311	100.0%	$4,376,670	100.0%	$2,041,641	46.6%

Consolidated Sales by Product Line for Existing Markets[1]
	Year Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$2,046,899	52.5%	$2,096,474	54.1%	$(49,575)	(2.4%)
Non-residential roofing products	1,189,085	30.5%	1,169,696	30.1%	19,389	1.7%
Complementary building products	664,471	17.0%	614,782	15.8%	49,689	8.1%
	$3,900,455	100.0%	$3,880,952	100.0%	$19,503	0.5%

Existing Market[1] Sales By Business Day[2]
	Year Ended September 30,
	2018		2017		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$8,123	52.5%	$8,319	54.1%	$(196)	(2.4%)
Non-residential roofing products	4,719	30.5%	4,642	30.1%	77	1.7%
Complementary building products	2,637	17.0%	2,440	15.8%	197	8.1%
	$15,479	100.0%	$15,401	100.0%	$78	0.5%

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2018.
[2]	There were 252 business days for the years ended September 30, 2018 and 2017.

BEACON ROOFING SUPPLY, INC.

Adjusted Net Income (Loss) and Adjusted EPS1

(In thousands, except per share amounts)

	Three Months Ended September 30,				Year Ended September 30,
	2018		2017		2018		2017
	Amount	Per Share[2]	Amount	Per Share[2]	Amount	Per Share[3]	Amount	Per Share[3]
Net income (loss)	$48,310	$0.61	$45,131	$0.73	$98,626	$1.29	$100,864	$1.64
Acquisition costs[4]	35,430	0.46	20,641	0.33	156,859	2.05	63,627	1.04
Effects of tax reform[5]	344	-	-	-	(48,805)	(0.64)	-	-
Adjusted Net Income (Loss)	$84,084	$1.07	$65,772	$1.06	$206,680	$2.70	$164,491	$2.68

[1]

Adjusted Net Income (Loss) is defined as net income that excludes non-recurring acquisition costs, the amortization of intangibles, business restructuring costs, and the non-recurring effects of tax reform. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period after assuming the full conversion of the participating Preferred Stock.

[2]

Per share amounts are calculated using the diluted weighted-average common stock outstanding totals for each respective period after assuming the full conversion of the participating Preferred Stock. The weighted-average share count utilized in the 2018 calculation of Adjusted EPS is 78,737,487. This amount is the 69,042,868 diluted weighted-average shares outstanding plus the assumed conversion of 9,694,619 weighted-average shares of participating Preferred Stock, which were excluded from the GAAP net income (loss) per share calculation for the period due to their anti-dilutive nature. The weighted-average share count utilized in the 2017 calculation of Adjusted EPS is 61,880,280.

[3]

Per share amounts are calculated using the diluted weighted-average common stock outstanding totals for each respective period after assuming the full conversion of the participating Preferred Stock. The weighted-average share count utilized in the 2018 calculation of Adjusted EPS is 76,415,522. This amount is the 69,191,039 diluted weighted-average shares outstanding plus the assumed conversion of 7,224,483 weighted-average shares of participating Preferred Stock, which were excluded from the GAAP net income (loss) per share calculation for the period due to their anti-dilutive nature. The weighted-average share count utilized in the 2017 calculation of Adjusted EPS is 61,344,263.

[4]

Acquisition costs for the three months ended September 30, 2018 include $13.3 million of non-recurring charges related to acquisitions and $35.8 million of amortization expense related to intangibles, both net of $13.7 million in tax in total. Acquisition costs for the three months ended September 30, 2017 include $12.2 million of non-recurring charges related to acquisitions and $21.3 million of amortization expense related to intangibles, both net of $12.9 million in tax in total. Acquisition costs for the year ended September 30, 2018 include $79.3 million of non-recurring charges related to acquisitions and $141.2 million of amortization expense related to intangibles, both net of $63.6 million in tax in total. Acquisition costs for the year ended September 30, 2017 include $21.2 million of non-recurring charges related to acquisitions and $82.5 million of amortization expense related to intangibles, both net of $40.0 million in tax in total.

[5]

The non-recurring impact of deferred tax asset revaluation and a recognized provisional expense related to the repatriation of earnings and profits of our foreign subsidiary, Beacon Roofing Supply Canada Company.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net income per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC.

Adjusted EBITDA1

(In thousands)

	Three Months Ended September 30,		Year Ended September 30,
	2018	2017	2018	2017
Net income (loss)	$48,310	$45,131	$98,626	$100,864
Acquisition costs[2]	10,614	11,030	54,441	15,745
Interest expense, net	38,740	13,704	143,074	53,802
Income taxes	22,747	28,681	(30,544)	62,481
Depreciation and amortization	54,524	30,229	201,503	116,467
Stock-based compensation	3,340	3,847	16,473	15,074
Adjusted EBITDA	$178,275	$132,622	$483,573	$364,433

Adjusted EBITDA as a % of net sales	9.2%	10.3%	7.5%	8.3%

[1]

Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, non-recurring acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. However, our calculations of these non-GAAP measures may not align with similarly titled measures reported by other companies. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute Adjusted EBITDA using the same consistent method from quarter-to-quarter and year-to-year.

[2]

Acquisition costs reflect all non-recurring charges related to acquisitions (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.